UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720
Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)     Rentech, Inc.’s (the “Company”) subsidiary, Rentech Development Corporation (“RDC”), is party to that certain Stock Purchase Agreement (the “Purchase Agreement”) dated November 5, 2005 by and between Royster-Clark, Inc. (“Royster”) and RDC for the sale by Royster of all of the issued and outstanding shares of capital stock of Royster-Clark Nitrogen, Inc. (“RCN”) to RDC.  Pursuant to the Purchase Agreement, Royster is required to provide the Company with audited financial statements of RCN in order to permit the Company to satisfy its obligation to file historical and pro forma financial statements relating to the business to be acquired by the Company with the Securities and Exchange Commission (the “SEC”).  The Company included those audited financial statements, as provided by RCN, and the related audit report of KPMG LLP, Royster’s outside audit firm (“KPMG”), in its preliminary proxy statement filed with the SEC on January 4, 2006 (as amended by Amendment No. 1 thereto filed on February 3, 2006), as required by Regulation S-X, and Form 8-K filed with the SEC on January 19, 2005.

          The Company was recently advised by KPMG that, in the course of its audit of RCN for the year ended December 31, 2005, KPMG discovered an error in RCN’s financial statements for the fiscal years ended December 31, 2004, 2003, 2002 and 2001, and for the period ended July 21, 2005.  KPMG informed the Company that RCN’s statement of operations for the years ended December 31, 2004 and 2003 historically reported sales of excess natural gas inventories on a net basis in cost of sales.  The correction to the years ended December 31, 2004 and 2003 will increase sales and cost of sales.  In addition, RCN’s financials reported sales of excess natural gas inventories on a net basis in selling, general and administrative expenses for the period ended July 21, 2005.  The correction to the period ended July 21, 2005 will decrease selling general and administrative expenses and increase sales and cost of sales.  The corrections will have no impact on the amount of net income (loss) reported by RCN during the periods covered by the financial statements.

          This correction of an error relates solely to historical financial statements of RCN and is entirely unrelated to, and has no effect on, any historical financial statements of Rentech, Inc.

          On February 24, 2006, after discussions of the need for the foregoing changes with KPMG, management of the Company determined that the RCN financial statements included in the Company’s (i) preliminary proxy materials, including for the fiscal years ended December 31, 2004 and 2003, and for the period ended July 21, 2005, and the related pro forma financial statements, and (ii) Form 8-K filed on January 19, 2005, for fiscal years ended December 31, 2003, 2002 and 2001, should no longer be relied upon.  The restated financial statements for RCN for the fiscal years ended December 31, 2004 and 2003 and the period ended July 21, 2005 to be filed with the Company’s definitive proxy statement will reflect the changes described above, as will the revised pro forma financial statements.  In addition the Company will file the financial statements of RCN for the year ended December 31, 2005 in the definitive proxy statement.  The Company intends to file its definitive proxy statement as soon as practicable after Royster delivers the financial statements for the periods ended December 31, 2005, July 21, 2005, and the years ended December 31, 2004 and 2003 to the Company.

2

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Dated: March 2, 2006	By:	/s/ Amanda M. Darby

Amanda M. Darby
General Counsel and Secretary

3